UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No.    )

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Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following copy of the lawsuit filed by T.J. Rodgers on January 27, 2017 in the Court of Chancery of the State of Delaware against Cypress Semiconductor Corporation was provided in response to media inquiries. The case is captioned Rodgers v. Cypress Semiconductor Corp., C.A. No. 2017-0070.

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

T. J. RODGERS,	)
)
Plaintiff,	)
)
v.	)	C.A. No.
)
CYPRESS SEMICONDUCTOR	)
CORPORATION,	)
)
Defendant.

VERIFIED COMPLAINT FOR INSPECTION OF BOOKS AND RECORDS

Plaintiff T.J. Rodgers (“Rodgers” or “Plaintiff”), by and through his undersigned counsel, alleges on personal knowledge as to himself and his own conduct, and on information and belief as to all other matters, as and for his Verified Complaint for inspection of books and records pursuant to 8 Del. C. § 220 against defendant Cypress Semiconductor Corporation (“Cypress” or the “Company”), as follows:

NATURE OF THE ACTION

1. On January 19 2017, Rodgers served Cypress with a sworn demand for books, records and stocklist materials (the “Section 220 Demand”) pursuant to 8 Del. C. § 220 (“Section 220”). Although the Section 220 Demand was proper in all respects, in violation of Section 220 on January 26, 2017 the Company improperly refused to produce books and records in response to the Section 220 Demand.1

[1]	Cypress agreed to produce certain stocklist materials, subject to execution of a confidentiality agreement and payment of $2,500. Rodgers reserves all rights in the event Cypress’ actual production of stocklist materials is inadequate.

2. Rodgers is the founder and former President and Chief Executive Officer (“CEO”) of Cypress. Rodgers retired from his positions as President and CEO and from the Board of Cypress in August 2016, but has retained significant holdings in Cypress stock. Rodgers is the beneficial owner, through two trusts, of seven million seven hundred twenty five thousand six hundred nineteen (7,725,619) shares of common stock of the Company, or approximately 2.35% of the Company’s outstanding shares, with a market value of more than $93 million. Rodgers is highly motivated to ensure the success of Cypress.

3. The purposes of the Section 220 Demand primarily are to (i) investigate breaches of fiduciary duty by the Company’s Executive Chairman Ray Bingham (“Bingham”) and its Board of Directors (the “Board”); (ii) identify what steps, if any, the Board has taken to remedy these breaches; and (iii) determine if, and what, additional steps need to be taken to protect the Company from harm associated with these breaches.

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4. The disloyal conduct by Bingham and lack of action by the Board Rodgers seeks to investigate is extremely sensitive because Cypress is a leader in the semiconductor industry. As American Micro Devices founder Jerry Sanders once stated, “semiconductor processing is today’s crude oil, and the people who control the crude oil will control the electronics industry.”2 A significant part of Cypress’ business model at the present time involves the acquisition of other semiconductor and technology companies based in the United States. Bingham, currently Cypress’ Executive Chairman, is also a founding member and Managing Partner of Canyon Bridge Capital Partners (“Canyon Bridge”), a direct competitor of Cypress in seeking to acquire U.S. semiconductor companies.

5. Recently, and apparently with Bingham’s involvement and assistance, Canyon Bridge has been pursuing an agreement to acquire Lattice Semiconductor Corporation (“Lattice”), a U.S.-based semiconductor company, subject to the approval of the Committee on Foreign Investment in the United States (“CFIUS”).3 Lattice was a natural M&A target for Cypress. Bingham and Cypress have refused to respond fully or adequately to Rodgers’ questions seeking an explanation as to the actions taken by the Cypress Board and Cypress to address Bingham’s obvious

[2]	Maggie Cannon, “Stanford and Japan Form Joint Industry Study,” InfoWorld Vol. 2, No. 21 (Nov. 24, 1980).
[3]	CFIUS approval is required due to Canyon Bridge’s affiliation with the central government of China.

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conflict of interest exemplified by Lattice and, more importantly, other actual or potential acquisition targets for Cypress. Cypress has acquired more than thirty semiconductor companies since its inception in 1982 and acquisitions continue to be a major business strategy of Cypress.

6. Despite this paradigmatic example of impermissible dual loyalties by Bingham to Cypress and Canyon Bridge, efforts by Rodgers to prompt the Board to address Bingham’s irreconcilable conflicts of interest have fallen on deaf ears. Accordingly, Rodgers has been left with no choice but to use the “tools at hand” through Section 220 to investigate and take further action himself to prevent further damage to the Company at the hands of an “Executive Chairman” who has demonstrated that his loyalty lies with a competitor rather than with Cypress.

THE PARTIES

7. Defendant Cypress Semiconductor Corporation is a Delaware corporation with its principal executive offices at 198 Champion Court, San Jose, California 95134. Cypress was founded by Rodgers in 1982 and is currently the leading global provider of automotive instrument cluster and touchscreen solutions. Shares of Cypress trade on the Nasdaq Global Select Market under the ticker symbol “CY.”

8. Plaintiff Rodgers retired from his positions as director and CEO of the Company in August 2016 after having served as a director and CEO since the Company’s founding in 1982.

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FACTUAL ALLEGATIONS

A.	Rodgers Retires and the Executive Chairman Position is Created

9. Upon Rodgers’ retirement in August 2016, Hassane El-Khoury (“El-Khoury”) was named as the new CEO of the Company. To ease the transition from Rodgers to El-Khoury, the Company created a temporary Executive Chairman position. The Executive Chairman was tasked with mentoring El-Khoury with respect to various aspects of the Company’s operations including stockholder relations and strategic financial opportunities. The Executive Chairman receives annual compensation of $4 million, nearly double the compensation of the five other outside directors combined. Bingham was named Executive Chairman in August 2016.

10. Despite receiving substantial compensation for his role as Executive Chairman, Bingham spent little time mentoring El-Khoury. Nevertheless, El-Khoury quickly demonstrated proficiency with respect the various aspects of the Company’s business that Bingham was tasked with helping El-Khoury grasp.

11. El-Khoury never needed mentoring on customer relations, as he maintained excellent relationships with the 5,000-plus customers of the Company’s

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Programmable Systems Division for several years, as well as having personally and successfully managed the Company’s two biggest and most difficult strategic customers, Denso and Samsung. Moreover, El-Khoury has received good reviews from investors and the Company’s CFO, Thad Trent, after attending multiple quarterly investor conference calls, one-on-one calls with institutional investors and dinner meetings with the management team of Three Bay Investment Group, LLC, a vigilant Cypress stockholder.

12. In addition, the Company now has a Board-level M&A evaluation team that directly evaluates all potential transactions and handles financing efforts associated with those transactions. Bingham serves on the Board’s M&A evaluation team. To the extent El-Khoury requires assistance and mentoring with respect to mergers and acquisitions and the financial aspects thereof, Bingham and the other members of the M&A evaluation team are available to assist and mentor El-Khoury through their conventional management and director roles.

13. On December 1, 2016, Rodgers sent an email to the Board, suggesting that the Company eliminate the Executive Chairman position for three primary reasons. First, Bingham had not spent much time mentoring El-Khoury and any additional mentoring could easily be handled by non-executive directors. Second, El-Khoury had demonstrated proficiency with respect to the various aspects of the Company’s business that the Executive Chairman was tasked with assisting El-

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Khoury. Third, given the at best marginal need for such a position, the Company would be better served to put the $4 million earmarked for the Executive Chairman’s salary “back on Cypress’s bottom line.” As yet, the Board has taken no action.

B.	Canyon Bridge Finalizes the Terms of a Potential Acquisition of Lattice

14. While Bingham may not have been spending much time mentoring El-Khoury, it appears he was nonetheless keeping busy. In connection with the announcement of Canyon Bridge’s proposed $1.2 billion acquisition of Lattice in November 2016, Rodgers discovered that Bingham is serving as one of two “Founding Partners” of Canyon Bridge, a self-described private equity buyout fund that (i) competes directly with the Company for acquisitions, (ii) will own a direct competitor of Cypress if the Lattice acquisition is approved; and (iii) is the subject of a proposed Congressional investigation into Chinese efforts to invest in the global semiconductor market to disrupt the United States’ military supply chain.

15. Canyon Bridge’s pending acquisition of Lattice is emblematic of Canyon Bridge’s strategy and highlights the threats that strategy—and Bingham’s conflict—poses to Cypress. On three prior occasions, Cypress attempted to acquire Lattice, but at those times Lattice was not interested in a merger. In the face of Canyon Bridge’s bid, Lattice approached Cypress as a potential “white knight.” While the Company did not seek to acquire Lattice, Bingham never

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advised the Board or the Company’s management of his affiliation with Canyon Bridge or the fact that Canyon Bridge was seeking to acquire Lattice prior to Canyon Bridge signing an agreement to acquire Lattice. In fact, Cypress’ CFO, Thad Trent, confirmed that both he and El-Khoury learned about the Lattice acquisition when they saw the press release issued by Canyon Bridge.

C.	Bingham’s Conflict of Interest

16. As a private equity buyout firm focused on “control investments” in technology companies, including companies operating in the semiconductor sector, Canyon Bridge is one of Cypress’ direct competitors for acquisitions. Accordingly, Bingham’s continued service as the Company’s Executive Chairman creates a hopelessly conflicted “dual hat” situation that places Cypress’ business interests—and the interests of its stockholders—at significant and ongoing risk.

17. In addition to the standard fiduciary duties applicable to all officers and directors of Delaware corporations, Bingham is bound by the Company’s Code of Business Ethics (the “Code”). The Code was approved by the Board, is publicly disclosed through the Company’s website, and sets the expectations of the Company’s investors for the ethical behavior of Cypress executives.

18. The Code, among other things, expressly prohibits any Company employee from accepting simultaneous employment with a competitor, requires Company employees and agents to avoid even the appearance of impropriety, and requires full written disclosure of any interest held by any employee that may conflict with the Company’s interests.

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19. Despite express prohibitions and obligations in the Code, Bingham accepted simultaneous employment with Canyon Bridge and failed to disclose his employment with, and interest in, Canyon Bridge to the Company before taking on his role with Canyon Bridge.

20. Current developments in the semiconductor industry make Bingham’s role at Canyon Bridge even more troubling. The semiconductor industry is currently undergoing a period of consolidation. Accordingly, the Company’s ability to identify M&A targets and complete profitable acquisitions is critical to its survival in the current environment. The fact that the Company’s Executive Chairman is the Managing Partner of a direct competitor for acquisitions places the Company at obvious and serious risk. Bingham has intimate knowledge of the Company’s confidential mergers and acquisitions strategy and can use that knowledge to benefit Canyon Bridge to the detriment of the Company and its stockholders.

D.	Rodgers Expresses Concern And Is Rebuffed

21. On December 9, 2016, Rodgers sent a letter to the Board demanding that the Board “take decisive action promptly” to address Bingham’s obvious conflicts of interest and the likely business, financial and reputational harm to the Company inherent in the Company being in any way associated with Canyon Bridge.

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22. Rodgers’ letter to the Board emphasized that Bingham has a clear conflict of interest—“a conflict of interest that will continue on—because the two companies will continue to compete head-to-head to acquire semiconductor companies in a world of semiconductor consolidation.” Bingham’s conflict of interest and failure to disclose that conflict violate numerous provisions of the Code and present significant risks to the Company and its stockholders.

23. In his letter, Rodgers expressed additional concern over the fact that Bingham’s affiliation with an entity likely to be the subject of a congressional investigation would bring significant negative publicity to the Company.4 While the Company is in no way affiliated with Canyon Bridge, Bingham’s relationship with both entities could result in the Company’s hard-earned, pristine ethical reputation getting dragged through the mud. Indeed, Bingham has failed to keep his business dealings with the two companies separate, as Canyon Bridge’s U.S. telephone is a Cypress telephone answered by Cypress secretaries.

[4]	Canyon Bridge’s sole investor is ultimately controlled by the Chinese government. Certain Members of Congress have urged CFIUS to reject Canyon Bridge’s proposed acquisition of Lattice and to investigate the precise ties between Canyon Bridge and the Chinese government.

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24. Despite Rodgers’ well-reasoned suggestion that the Board “eliminate all connections between Cypress and Canyon Bridge,” Cypress and the Board have refused to identify to Rodgers the steps taken to protect the Company and its stockholders from the past and continuing negative consequences from those connections and Bingham’s conflict of interest.

25. On January 19, 2017, Rodgers served the Section 220 Demand on the Company. A copy of the Section 220 Demand—with its exhibits—is attached as Exhibit A. The Demand seeks inspection of, among other things, documents provided to the Board relating to (i) Bingham’s affiliations with Canyon Bridge and its affiliates, (ii) the Company’s and/or Canyon Bridge’s potential acquisition of Lattice, (iii) the Board’s assessment of Bingham’s, Senior Management’s or the Board’s compliance with the Code and any proposed amendments to the Code, and (iv) the Company’s list of stockholders and information regarding the Company’s 2017 annual meeting to enable Rodgers to communicate with the Cypress stockholders. Recognizing that certain of the documents demanded may be confidential, Rodgers attached to the Demand a form of confidentiality agreement and informed the Company that he is willing to enter into a confidentiality agreement, should one be required.

26. Nonetheless, though the Section 220 Demand is proper in all respects, the Company rejected the Demand and has failed to produce the documents

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requested by Rodgers in order to investigate Bingham’s naked conflict of interest, violation of the Code, breaches of fiduciary duty, and the Board’s (lack of) response to Bingham’s dual loyalties. See Ltr. from K. King to K. Abrams (Jan. 26, 2017) at 2-5 (the “Rejection Letter”) (attached as Exhibit B).

27. Remarkably, Cypress took the position in the Rejection Letter that Rodgers had not set forth a credible basis to infer wrongdoing because “notwithstanding the press release issued by Canyon Bridge at the announcement of the Lattice transaction that could lead one to believe otherwise,” Bingham supposedly was not involved in any way in Canyon Bridge’s acquisition of Lattice. Ex. B at 4. Cypress’ Rejection Letter also claimed that the Lattice transaction does not present a conflict of interest because Cypress’ interest in acquiring Lattice allegedly ended in February 2016.

28. Cypress’ positions are self-refuting. Neither Rodgers nor any other Cypress stockholder is required to take Bingham’s or Cypress’ word that no conflict of interest exists, particularly in the face of hard evidence that the Company admits is facially indicative of a serious breach of fiduciary duty. In order to prevail in this action, Rodgers need only present some evidence from which the Court can infer that mismanagement or wrongdoing may have occurred. Cypress admits that Rodgers has done so, but nonetheless rejected his demand to inspect books and records.

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29. Moreover, any supposed lack of interest on the part of Cypress in acquiring Lattice completely misses the point. The Lattice transaction is representative of the inherent “dual hat” conflict of interest on Bingham’s part. While serving as the Executive Chairman of Cypress, Bingham is simultaneously working as a partner at Canyon Bridge, an entity with a demonstrated interest in acquiring semiconductor companies. Bingham simply cannot avoid fiduciary conflict given these contradictory roles.

COUNT I:

(Inspection of Books and Records Under 8 Del C. § 220)

30. Rodgers repeats and incorporates by reference each of the allegations set forth above.

31. Pursuant to Section 220, Rodgers made a demand for books and records on the Company on January 19, 2017. The Company was obligated to produce the requested books and records no later than January 26, 2017 and has failed to do so. Instead, Cypress rejected Rodgers’ Section 220 Demand based on the false premise that there is no evidence of possible wrongdoing by Bingham or the Board.

32. Rodgers has complied with all the provisions of Section 220 relating to the form and manner of making demand for inspection of books and records. The Section 220 Demand was made under oath, attached documentary proof of Rodgers’ beneficial ownership of Cypress stock, sought a narrowly focused set of

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documents sufficient to achieve Rodgers’ purposes in making the demand, and states multiple proper purposes for requesting the books and records of the Company, all of which are reasonably related to Rodgers’ interest as a stockholder of Cypress, including to:

•	Investigate possible mismanagement and breaches of fiduciary duty by the members of the Company’s management and the Board;

•	Evaluate the ability of the Board to consider impartially whether the Company should initiate litigation against Bingham or the Company’s current Lead Independent Director, Chairman of the Audit Committee, and other current members of the Company’s management or the Board;

•	Use information obtained through inspection of the Company’s books and records to evaluate possible litigation or other corrective measures. Rodgers is entitled to receive copies of the books and records set forth in the Section 220 Demand; and

•	Enable Rodgers to communicate with stockholders of the Company regarding matters of common interest.

PRAYER FOR RELIEF

WHEREFORE, Rodgers respectfully requests that the Court enter an Order:

a. Entering judgment in favor of Rodgers and against Cypress;

b. Summarily ordering Cypress to provide the books and records sought in the Section 220 Demand;

c. Summarily ordering Cypress to provide a log of all documents withheld based on any claim of privilege or immunity from production;

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d. Awarding to Plaintiff the costs and disbursements of this action, including reasonable attorneys’ fees, expert fees, costs, and expenses; and

e. Awarding such other and further relief as the Court deems just and proper.

/s/ Kevin G. Abrams
OF COUNSEL:	Kevin G. Abrams (#2375)
J. Peter Shindel, Jr. (#5825)
LATHAM & WATKINS LLP	April M. Ferraro (#6152)
140 Scott Drive	ABRAMS & BAYLISS LLP
Menlo Park, California 94025	20 Montchanin Road, Suite 200
(650) 463-2606	Wilmington, Delaware 19807
(302) 778-1000

Counsel for Plaintiff T.J. Rodgers

Dated: January 27, 2017

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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

T. J. RODGERS,	)
)
Plaintiff,	)
)
v.	)	C.A. No.
)
CYPRESS SEMICONDUCTOR	)
CORPORATION,	)
)
Defendant.

VERIFICATION OF T.J. RODGERS

I, T.J. Rodgers, being duly sworn according to law, depose and say as follows: 1. I am the plaintiff in the above-captioned action. I make this Affidavit and Verification pursuant to Court of Chancery Rule 3(aa) in connection with the filing of a Verified Complaint (the “Complaint”) in the above-captioned action.

2. I have reviewed the Complaint in this action. To the extent the allegations in the Complaint concern my actions, or matters of which I have direct personal knowledge, I know those allegations to be true and correct.

3. To the extent the allegations of the Complaint concern the actions of parties other than me, or matters of which I do not have direct personal knowledge, I believe those allegations to be true and correct.

/s/ T.J. Rodgers
T.J. Rodgers

SWORN TO AND SUBSCRIBED before me this 27th day of January, 2017.

/s/ B. Paio
Notary Public

B. Paio

My Commission Expires:

June 18, 2018

NOTARY PUBLIC CERTIFICATION

Document Date:	1/27/2017	# pgs: 2
Notary Name:	B. Paio	First Circuit
Doc. Description:	Verification of
T.J. Rodgers

/s/ B. Paio	1/27/2017
Notary Signature	Date

2

EXHIBIT A

T.J. RODGERS

575 EASTVIEW WAY

WOODSIDE, CA 94062

January 19, 2017

Cypress Semiconductor Corporation	Cypress Semiconductor Corporation
c/o Pamela Tondreau	c/o Corporation Service Company
Chief Legal Officer	Registered Agent
Cypress Semiconductor	2711 Centerville Road
198 Champion Court	Suite 400
San Jose, CA 95134	Wilmington, DE 19808

Re:	Demand Pursuant to Section 220 of the Delaware General

Corporation Law

Dear Ms. Tondreau:

I am the beneficial owner, through two trusts, of eight million eight hundred fourteen thousand nineteen (8,814,019) shares of common stock of Cypress Semiconductor Corporation (the “Company”), a Delaware corporation. Enclosed herewith as Exhibit A is documentary evidence of the trusts’ holdings of the Company’s stock. Enclosed herewith as Exhibit B is documentary evidence of my beneficial ownership in each trust. In my capacity as a stockholder of the Company, I am making this demand under oath, pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”), that the Company make available to me or my designated representative(s) the stocklist materials and books and records described below (the “Requested Information”). To the extent that any part of the Requested Information is available on computer disk, tape or other media suitable for use by a computer, I seek to inspect and copy such disk, tape or other media as well as any instructions necessary for the practical use of same and, pursuant to Section 224 of the Delaware General Corporation Law, hereby request that the Company convert the Requested Information to clearly legible paper form and make it available for inspection and copying.

Unless otherwise indicated, the Requested Information and any reference to the Company includes the books and records of each and every “Subsidiary” of the Company, as the term “Subsidiary” is defined in Section 220(a)(2) of the Delaware General Corporation Law.

January 19, 2017

I.	THE PURPOSE OF THE DEMAND

I am seeking the corporate stocklist materials and books and records requested herein in order to:

(i)	Enable me to communicate with stockholders of the Company regarding matters of common interest, including but not limited to the composition of the Company’s Board of Directors (the “Board”);

(ii)	Determine when the Company’s 2017 Annual Meeting of stockholders will be held;

(iii)	Calculate the required advance notice required under the Company’s Bylaws for certain proposals to be advanced at the Company’s next Annual Meeting;

(iv)	Investigate possible mismanagement and breaches of fiduciary duty by members of the Company’s management (“Management”) and the Board;

(v)	Evaluate the suitability of all current members of the Board to continue serving as directors of the Company;

(vi)	Evaluate the ability of the Board to consider impartially whether the Company should initiate litigation against its current Executive Chairman (Ray Bingham), Lead Independent Director (Eric A. Benhamou), Chairman of the Audit Committee (W. Steve Albrecht), and other current members of Management and/or the Board; and

(vii)	Use the information obtained through inspection of the Company’s books and records to evaluate possible litigation or other corrective measures.

II.	THE BACKGROUND OF THE DEMAND

This demand for books and records pursuant to Section 220 is intended to obtain further details about transactions that appear, on their face, to be breaches of both Management’s and the Board’s fiduciary duties. In particular, the Company’s Executive Chairman is simultaneously serving as one of two “Managing Partners” of Canyon Bridge Capital Partners (“Canyon Bridge”), a self-described private equity buyout fund backed by the Chinese government and that competes directly with the Company.

In publicly available documents, Canyon Bridge states that it “seeks control investments” in United States technology companies, with the funding for such investments provided by the China Reform Fund. The China Reform Fund, in turn, is—according to a letter from twenty-two Members of Congress to Treasury Secretary Jack Lew, a copy of which is attached as Exhibit C—“nearly exclusively owned and operated by the Chinese State Council,” whose investors apparently “finance numerous Chinese military and industrial firms.”

January 19, 2017

In 2016, Canyon Bridge worked to acquire Lattice Semiconductor Corporation (“Lattice”) and eventually finalized a transaction to do so that is currently pending approval by the U.S. government. In the midst of its negotiations with Canyon Bridge, Lattice approached the Company—which had previously expressed interest in acquiring Lattice—to gauge the Company’s interest in appearing as a “white knight” to challenge what Lattice referred to as a Chinese takeover. While the Company did not move forward with a “white knight” acquisition of Lattice at the time, the Company’s Executive Chairman never advised the Board or Management of his involvement with Canyon Bridge or the fact that Canyon Bridge was the Chinese acquirer looking to take over Lattice.

The Company has a written Code of Business Conduct (the “Code”) that it displays publicly to stockholders in the “Corporate Governance” section of its website and uses to train its managers. It is inconceivable that the Executive Chairman’s work with Canyon Bridge is in compliance with the Code or that the Board and/or Management could have, in good faith, waived application of the Code to permit the Company’s Executive Chairman—who is compensated $4 million per year for serving in that capacity—to work with a direct competitor controlled by the Chinese government. Among other things, the Code:

•	Prohibits any Company employee from accepting simultaneous employment with a competitor;

•	Requires approval from the Company’s CFO before any Company employee accepts a directorship with any outside company;

•	Requires Company employees and agents to avoid even the appearance of impropriety; and

•	Requires disclosure of any interest held by any employee that may conflict with the Company’s interests.

The semiconductor industry is currently undergoing a period of consolidation. The Company’s ability to identify M&A targets and complete profitable acquisitions is critical to its survival in the current environment. The fact that the Company’s Executive Chairman is the Managing Partner of a direct competitor places the Company at obvious and severe risk. The Executive Chairman has intimate knowledge of the Company’s M&A strategy and can use that knowledge to benefit Canyon Bridge, to the detriment of the Company and its stockholders.

Through this demand, I seek to determine what steps, if any, the Board has taken to remedy the obvious conflict of interest and violations of the Code presented by the Executive Chairman’s simultaneous employment by Canyon Bridge; who at the Company was aware of the Executive Chairman’s conflicts prior to the announcement of Canyon Bridge’s acquisition of Lattice; whether the Lead Independent Director and Chairman of the Audit Committee followed the Code and otherwise fulfilled their responsibilities to the Company and its stockholders; and to permit me to evaluate what additional steps I may need to take as a stockholder to protect the Company.

January 19, 2017

III.	THE REQUESTED INFORMATION

In accordance with Section 220, the Company must produce Requested Information in the possession of the Company and its subsidiaries, affiliates, directors, advisors, agents or any other person or entity subject to the Company’s control without limitation. The Requested Information consists of the following:

1.	All documents provided to the Board, Senior Management (meaning the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, or Chief Technical Officer), and/or any members of the Board or Senior Management related to or referencing Executive Chairman Ray Bingham’s employment by, or affiliation with, Canyon Bridge or any entities related to Canyon Bridge.

2.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management related to or referencing Executive Chairman Ray Bingham’s employment by, or affiliation with, any competitor of the Company other than Canyon Bridge.

3.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management related to or referencing Canyon Bridge’s affiliation or association with the Chinese government.

4.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management related to or referencing Canyon Bridge’s acquisition of Lattice.

5.	All documents (from January 1, 2010 forward) provided to the Board, Senior Management, and/or any members of the Board or Senior Management related to or referencing a potential acquisition of Lattice by the Company.

6.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management related to or referencing Canyon Bridge’s acquisition of, or intent to acquire, any other semiconductor-related entity.

7.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management related to or referencing Executive Chairman Ray Bingham’s compliance with the Code, including without limitation Board minutes, Board committee minutes, and notes of discussions (whether formal or informal) between or among the Chairman of the Audit Committee, the Executive Chairman, and any other Board Members or Senior Management.

January 19, 2017

8.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management from January 1, 2016 forward related to or referencing any proposed or actual amendments or modifications to the Code.

9.	All documents provided to the Board, Senior Management, and/or any members of the Board or Senior Management from July 1, 2015 forward related to or referencing any waiver(s) from compliance with the Code by any member of the Board or of Senior Management.

10.	All documents evidencing when the Company’s 2017 Annual Meeting of stockholders will be held.

11.	The Company’s Bylaws.

12.	A complete record or list of the holders of the Company’s common stock, certified by the Company or its transfer agent(s) and/or registrar(s) arranged in descending order by number of shares, showing the name and address of each stockholder and the number of shares registered in the name of each such stockholder as of the most recent date available at the time of inspection.

13.	A CD-ROM or diskette or other electronic file in a non-image data format list of the Company’s stockholders showing the name and address of each stockholder and number of shares registered in the name of each such stockholder as of the most recent date available at the time of inspection, together with such computer processing data as is necessary to make use of such CD-ROM or diskette or other electronic file, and a printout of such CD-ROM or diskette or other electronic file for verification purposes if different than the list requested in Paragraph 12 above.

14.	A complete record or list of any participants in any employee plan providing for the purchase of shares, showing the name and address of each participant and the number of shares credited to such participant’s account; a magnetic tape(s) of this information with the same computer processing data as requested in Paragraph 13 above; and a correct and complete copy of the documents of such plans (if any), including any amendments of such plan(s).

15.	All daily transfer sheets showing changes in the list of the Company’s stockholders referred to in Paragraph 12 above which are in or come into the possession of the Company or its transfer agent(s) or registrar(s), or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of such list to the date of inspection.

16.

All information in or which comes into the Company’s possession or control or which can reasonably be obtained from nominees of any central certificate depository system concerning the number and identity of the actual beneficial

January 19, 2017

owners of the Company’s common stock (including, without limitation, such information relating to beneficial owners of the Company’s common stock as of the date hereof), including a breakdown of any holders in the name of Cede & Co. and other similar nominees.

17.	All information in or which comes into the Company’s possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Company’s common stock (“NOBO’s”) in the format of a printout in descending order balance (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended, from Independent Election Corporation of America and Broadridge Financial Solutions (f/k/a ADP Proxy Services)).

18.	A stop list or stop lists relating to any common stock of the Company as of the dates of the list referred to in Paragraph 12 above.

I hereby designate attorneys with the firm of Abrams & Bayliss LLP as my agents for the inspection and copying requested herein. If the Company contends that this request is incomplete or is otherwise deficient in any respect, please immediately notify my attorney Kevin G. Abrams, Esquire, Abrams & Bayliss LLP, 20 Montchanin Road, Suite 200, Wilmington, Delaware 19807, Abrams@AbramsBayliss.com, setting forth in writing the facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, I will assume that the Company agrees that this request complies in all respects with the requirements of the Delaware General Corporation Law and that the Company will immediately produce all of the Requested Information. I hereby reserve the right to withdraw or modify this request.

I am aware that my demand may involve confidential books and records and I am willing to enter into a confidentiality agreement in the form attached as Exhibit D hereto, which tracks the structure and framework of the confidentiality agreement that the Delaware Court of Chancery required in Schoon v. Troy Corp., C.A. No. 1677-N, 2006 WL 1851481 (Del. Ch. June 27, 2006).

I will bear the reasonable costs incurred by the Company in connection with the production of the Requested Information.

Please advise as promptly as practicable where and when the items demanded above will be made available, and whether the Company will provide the information voluntarily. If the Company has not responded by 5:00 p.m. EDT on January 26, 2017, I will assume the Company does not intend to comply with this request and will proceed accordingly.

January 19, 2017

I affirm the foregoing statements to be true to the fullest extent of my knowledge and belief under penalty of perjury under the laws of the United States or any State.

Very truly yours,

/s/ Thurman John Rodgers
T.J. Rodgers

/s/ Thurman John Rodgers
THURMAN JOHN RODGERS

SWORN TO and SUBSCRIBED before me

this 19 day of January, 2017

See notary attachment 1/19/17
Notary Public

cc:	Christopher Kaufman, Esq. (via email)

Ray Bingham (via first class mail)

W. Steve Albrecht (via first class mail)

Eric A. Benhamou (via first class mail)

Hassane El-Khoury (via first class mail)

O.C. Kwon (via first class mail)

Wilbert Van Den Hoek (via first class mail)

Michael S. Wishart (via first class mail)

CALIFORNIA JURAT WITH AFFIANT STATEMENT	GOVERNMENT CODE § 8202

☒ See Attached Document (Notary to cross out lines 1-6 below)

☐ See Statement Below (Lines 1-6 to be completed only by document signer[s], not Notary)

Signature of Document Signer No. 1	Signature of Document Signer No. 2 (If any)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	Subscribed and sworn to (or affirmed) before me
County of Santa Clara	on this 19th day of January, 2017,
Date Month Year
by

(1)	Thurman John Rodgers

(and (2)	),
Name(s) of Signer(s)

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Signature	/s/ B. Galindo
Signature of Notary Public

Seal Place Notary Seal Above
OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document:	Demand Persuant to Section 220	Document Date:	1/19/17

Number of Pages:	7	Signer(s) Other Than Named Above:

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827)    Item #5910

EXHIBIT A

EXHIBIT B

EXHIBIT C

Congress of the United States

Washington, DC 20515

December 6, 2016

The Honorable Jack Lew

Secretary

Department of the Treasury

Chairman, Committee on Foreign Investment

In the United States

Washington, D.C.

Dear Secretary Lew:

Last month, it was reported that the American programmable-chip maker, Lattice Semiconductor Corporation, is being purchased by Canyon Bridge Capital Partners (CBCP). We are concerned with this transaction as CBCP appears to be directly affiliated with the government of the People’s Republic of China (PRC) and further appears to be a legal construction intended to obfuscate the involvement of numerous PRC state-owned enterprises during the Committee on Foreign Investment in the United States (CFIUS) review process.

As you know, Lattice is the third largest American producer of Field Programmable Gate Array (FPGA) technologies. FPGA technologies are critical to American military applications, and the purchase of an American FPGA designer and manufacturer by a PRC-affiliated firm could disrupt the military supply chain and possibly lead to a reliance on foreign-sourced technologies for many critical Defense Department programs.

While CBCP is based in California, the company’s financial arrangements appear to tie CBCP directly with the Chinese State Council. CBCP’s primary financial backer is the China Reform Fund Management Company; it appears the China Reform Fund set up CBCP through its legal advisement firm, Jones Day. The China Reform Fund is nearly exclusively-owned and operated by the Chinese State Council. Further, several PRC government investors with the China Reform Fund also appear to finance numerous Chinese military industrial firms.

As you likely know, in China’s most recent 13th Five-Year Plan, the government reiterated the importance of the semiconductor market to Chinese strategic military modernization and domestic technological advancement. The domestic Chinese semiconductor industry is characterized by direct government subsidies, foreign investment restrictions, and compulsory joint ventures.

Over the past year, there has been a significant increase of attempted Chinese acquisition of U.S. semiconductor firms, which we believe illustrates China’s strategic effort to bolster its own capabilities with U.S. technologies as well as disrupt the American military supply chain. Moreover, China’s Five-Year Plan lays forth the goal for the PRC to become the worldwide leader in semiconductor production by 2030. We wholeheartedly endorse Secretary of Commerce Pritzker’s recent warning about the significant increase in Chinese investment in the global semiconductor market: “Let me state the obvious: this unprecedented state-driven

PRINTED ON RECYCLED PAPER

interference would distort the market and undermine the innovation system. [...]The U.S. government will make clear to China’s leaders at every opportunity that we will not accept a $150-billion industrial policy designed to appropriate this industry.i”

Anything other than a rejection of the acquisition of Lattice by this PRC-front entity would seem to undermine Secretary Pritzker’s public commitment.

The PRC’s interest in the U.S. semiconductor market is clear and well-coordinated, and their firms have faced well-deserved scrutiny when attempting to directly acquire American producers. In this instance, the PRC appears to have created an American venture capital firm to act as a conduit for Chinese government control over one of our largest semiconductor suppliers.

Recently, CFIUS objected to the acquisition of the German semiconductor firm, Aixtron, by the Chinese Fujian Grand Chip Investment Fund. We are also aware, according to press reports, that the U.S. government spearheaded an effort to ensure our German allies understood the risks of the PRC’s efforts to acquire this firm, which in turn led to Berlin cancelling its approval of the acquisition of Aixtron.

We support these actions and respectfully urge you to ensure that CFIUS acts just as decisively in the instant case. Not only must CFIUS ensure the protection of our military semiconductor supply chain from undue Chinese government disruption, but our government needs to send a clear message to our allies that the United States will hold itself to the same supply chain and cybersecurity standards that we impose abroad.

Sincerely,

/s/ Robert Pittenger	/s/ Mike Rogers
Robert Pittenger	Mike Rogers
Member of Congress	Member of Congress

/s/ Steve Chabot	/s/ Chris Smith
Steve Chabot	Chris Smith
Member of Congress	Member of Congress

/s/ James P. McGovern	/s/ Rosa L. DeLauro
James P. McGovern	Rosa L. DeLauro
Member of Congress	Member of Congress

[i]	“U.S. Commerce chief warns against China semiconductor investment binge.” Reuters, November 3, 2016, found at http://www.reuters.com/article/us-usa-china-trade-semiconductors-idUSKBN12Y0EG

/s/ Robert Aderholt	/s/ Walter B. Jones
Robert Aderholt	Walter B. Jones
Member of Congress	Member of Congress

/s/ Daniel Lipinksi	/s/ Henry C. “Hank” Johnson
Daniel Lipinksi	Henry C. “Hank” Johnson
Member of Congress	Member of Congress

/s/ Dana Rohrabacher	/s/ Mo Brooks
Dana Rohrabacher	Mo Brooks
Member of Congress	Member of Congress

/s/ Loretta Sanchez	/s/ Peter DeFazio
Loretta Sanchez	Peter DeFazio
Member of Congress	Member of Congress

/s/ Doug Lamborn	/s/ Vicky Hartzler
Doug Lamborn	Vicky Hartzler
Member of Congress	Member of Congress

/s/ Ralph Abraham, M.D.	/s/ Alex X. Mooney
Ralph Abraham, M.D.	Alex X. Mooney
Member of Congress	Member of Congress

/s/ Brenda L. Lawrence	/s/ Bill Johnson
Brenda L. Lawrence	Bill Johnson
Member of Congress	Member of Congress

/s/ Madeleine Z. Bordallo	/s/ Jackie Speier
Madeleine Z. Bordallo	Jackie Speier
Member of Congress	Member of Congress

CC the Committee on Foreign Investment in the United States:

The Honorable Loretta E. Lynch, Attorney General of the United States

The Honorable Jeh Johnson, Secretary of Homeland Security

The Honorable Penny Pritzker, Secretary of Commerce

The Honorable Ashton Carter, Secretary of Defense

The Honorable John Kerry, Secretary of State

The Honorable Ernest Moniz, Secretary of Energy

The Honorable Michael Froman, U.S. Trade Representative

The Honorable John Holdren, Director, White House Office of Science and Technology Policy

The Honorable Shaun Donovan, Director, White House Office of Management and Budget

The Honorable Jason Furman, Chairman, White House Council of Economic Advisers

National Security Council

National Economic Council

Homeland Security Council

EXHIBIT D

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is entered into as of the      day of January, 2017, by and between T.J. Rodgers (“Rodgers”) and Cypress Semiconductor Corporation (the “Corporation”), a Delaware corporation.

RECITALS

A. By letter dated January 6, 2017, Rodgers requested to inspect certain books and records of the Corporation (the “Requested Materials”) pursuant to 8 Del. C. § 220 (the “Demand”).

B. As a condition to producing for inspection to Rodgers certain of the Requested Materials, the Corporation requires that Rodgers enter into this Confidentiality and Non-Disclosure Agreement (the “Agreement”) and pay the reasonable cost of producing the Requested Materials.

NOW, THEREFORE, Rodgers and the Corporation (each a “Party” and collectively the “Parties”) hereby agree as follows:

1. Definitions. For purposes of this Agreement:

a. “Confidential Information” means the Requested Materials, including but not limited to notes, summaries and/or extracts of the Requested Materials prepared by Rodgers or his Representatives.

b. “Representatives” of Rodgers include such employees and attorneys of Rodgers as may be reasonably necessary to permit Rodgers to carry out the purposes for the inspection set forth in the Demand.

2. Use of Confidential Information. Rodgers agrees that Rodgers and his Representatives will use the Confidential Information only for carrying out the purposes set forth in the Demand, including but not limited to pursuing litigation against some or all of the Corporation’s management and members of the Corporation’s Board of Directors.

3. Confidentiality of Confidential Information. Rodgers and his Representatives shall hold all Confidential Information in confidence, and will not disclose, publish, disseminate or communicate such Confidential Information to any person, either directly or indirectly, except as provided in this Agreement unless and until the Corporation consents in writing. As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, any company, partnership, limited liability company, trust, other entity, or individual, but shall not include the Parties hereto or their Representatives.

4. Undertakings. As a condition to the receipt of Confidential Information, each individual or entity who shall have access to Confidential Information shall sign an undertaking in the form attached hereto and incorporated herein by reference as Exhibit A that he, she or it will not disclose the Confidential Information to any other individual or entity (each, an

“Undertaking”). The form of Undertaking attached hereto is expressly incorporated herein by reference and provides that any individual or entity with whom Confidential Information is proposed to be shared pursuant to Paragraph 3 above must verify that such individual or entity has knowledge of this Agreement, consents to the jurisdiction of the Court of Chancery of the State of Delaware (the “Court”), and irrevocably appoints the Register in Chancery as his, her or its agent for service of process. Rodgers shall send the Corporation a copy of each Undertaking executed by any individual or entity who shall have access to Confidential Information immediately upon the execution of the Undertaking.

5. Original Undertakings. Rodgers or his Representatives shall maintain a file of all individuals or entities to whom Confidential Information is disclosed in accordance with this Agreement. Such file shall consist of the original of each written Undertaking provided to Rodgers, including any individual or entity to whom Rodgers discloses Confidential Information, and any individuals or entities to whom such other individuals or entities have disclosed Confidential Information. Rodgers shall produce the file to the Corporation upon request.

6. Legally Required Disclosure. In the event that Rodgers or any of his Representatives is requested or required (by law or by oral questions, interrogatories or requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, Rodgers or any of his Representatives shall first provide the Corporation with prompt notice of any such request or requirement (the “Notice”) so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with the applicable provisions of this Agreement, and Rodgers shall reasonably cooperate with the Corporation with respect to the foregoing. the Corporation shall inform Rodgers within three (3) business days of receipt of the Notice whether it intends to waive compliance with applicable provisions of this Agreement or whether it intends to seek a protective order or other appropriate remedy. If the Corporation intends to seek a protective order or other appropriate remedy, it shall do so within ten (10) business days from receipt of the Notice. In the event the Corporation is unable to obtain such protective order or other appropriate remedy or fails to inform Rodgers of its intent as provided herein or fails to seek relief in the time provided herein, Rodgers or his Representatives shall (a) furnish only that portion of the Confidential Information that Rodgers is advised by legal counsel must be furnished, and (b) give the Corporation written notice of the Confidential Information to be disclosed. In the event the Notice requires an expedited response and disclosure by Rodgers or any of his Representatives, the Corporation’s timeframes for informing Rodgers and/or seeking a remedy shall be accelerated to provide a response to Rodgers at least one (1) day before Rodgers’s response or disclosure is due.

7. Inadvertent Production.

a. The inadvertent production of any document or other information in connection with the inspection shall be without prejudice to any claim that such material is privileged under the attorney-client or other privilege or protected from discovery as work product, and the Corporation shall not be held to have waived any rights by such inadvertent production. If documents or other information subject to a claim of attorney-client privilege, attorney work product or any other ground upon which production of such documents or other information could have been withheld from Rodgers are nevertheless inadvertently produced to

2

Rodgers and/or his Representatives (“Inadvertent Production Material”), such production shall in no way prejudice or otherwise constitute a waiver of, or estoppel as to, any claim of privilege or work product or any other valid ground for withholding production to which the Corporation would otherwise be entitled. A claim of inadvertent production shall constitute a representation by the Corporation that the Inadvertent Production Material has been reviewed by an attorney for the Corporation and that there is a good faith basis for such claim of inadvertent production.

b. If a claim of inadvertent production is made by the Corporation pursuant to this Paragraph 7 with respect to Confidential Information then in the custody of Rodgers or his Representatives, Rodgers and his Representatives shall: (i) refrain from any further examination or disclosure of the claimed Inadvertent Production Material; and (ii) not use the Inadvertent Production Material for any purpose until further order of the Delaware Court of Chancery. If Rodgers moves the Court for an order compelling production of the claimed Inadvertent Production Material, the motion shall not assert as a ground for entering such an order the fact or circumstances of the inadvertent production or the substance (as opposed to the type or nature) of the Inadvertent Production Material. While such a motion is pending, the material in question shall be treated as Inadvertent Production Material.

8. Return of Confidential Information. Except as required by applicable law, Rodgers agrees to return to the Corporation and/or certify to the Corporation’s counsel that he has destroyed all Confidential Information his possession or the possession of his Representatives within a reasonable time following the completion of his review and/or use of such information under the terms of this Agreement, as reasonably requested in writing by the Corporation.

9. Rights Not Impaired. This Agreement does not constitute a waiver of the rights of any Party with respect to the relevance or admissibility of any documents or information subject to this Agreement in any subsequent proceeding, and each Party reserves all of its rights in that regard. Nothing in this Agreement shall limit Rodgers’s or the Corporation’s rights or obligations under 8 Del. C. § 220, or indicate that any Party has otherwise complied with the requirements of 8 Del. C. § 220.

10. Use of Own Confidential Information. This Agreement has no effect upon, and shall not apply to, the Company’s use or dissemination of its own Confidential Information.

11. Remedies. Rodgers hereby acknowledges that the unauthorized disclosure or use of Confidential Information will cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, Rodgers agrees that, without prejudice to the rights and remedies otherwise available to it, the Corporation shall have the right to equitable relief including a temporary restraining order and preliminary injunction, if Rodgers or any of his Representatives breach or threaten to breach any of the provisions of this Agreement and that Rodgers shall not oppose the granting of such relief on the grounds that the Corporation has an adequate remedy at law or on any other grounds. Such right of the Corporation to equitable relief shall be in addition to any other remedies available to the Corporation. Rodgers agrees that he shall cause his Representatives to comply with this Agreement and shall be responsible for any breach of this Agreement by any of his Representatives. To the fullest extent permitted by law, Rodgers shall indemnify the Corporation and its officers, directors, partners, and affiliates

3

from and against any losses, claims, damages or liabilities of any nature or description whatsoever (including the fees and expenses of counsel) resulting from, arising out of or relating to any breach or threatened breach of this Agreement.

12. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement.

13. Execution by Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All amendments to, modifications of and waivers of this Agreement must be in writing and signed by or on behalf of the Parties.

14. Authority. The undersigned represent and warrant that they are duly authorized to enter into this Agreement.

15. Notice. All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by facsimile, or by Federal Express or registered or certified mail, postage pre-paid, return receipt requested, as follows:

If to Cypress Semiconductor Corporation:

[RECIPIENT/ADDRESS OF CORPORATION]

with copy to:

[ADDRESS OF COUNSEL]

If to Rodgers:

T.J. Rodgers

575 Eastview Way

Woodside, CA 94062

with copy to:

Kevin G. Abrams, Esq.

Abrams & Bayliss LLP

20 Montchanin Road, Suite 200

Wilmington, DE 19807

16. Governing Law; Binding Effect; Etc. This Agreement and all matters arising out of or relating to this Agreement or the validity thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles or rules regarding conflicts of laws.

4

17. Forum. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Corporation’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

18. Captions. Captions and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

19. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

20. Amendments. This Agreement may be amended, modified or waived only by a signed agreement executed by all of the Parties.

5

Cypress Semiconductor Corporation

By:	[NAME OF SIGNATORY]

Its:	[TITLE OF SIGNATORY]

T.J. Rodgers

T.J. Rodgers

6

EXHIBIT A

UNDERTAKING

I hereby certify my undertaking that Confidential Information is being provided to me pursuant to the terms of a Confidentiality and Non-Disclosure Agreement (the “Agreement”), entered into by Rodgers (“Rodgers”) and [CORPORATION] (the “Corporation”). I further certify and agree that I will comply with the terms and conditions of the Agreement with respect to Confidential Information provided to me, including maintaining such information as confidential in accordance with the Agreement and not using such information for any purpose other than as expressly provided in the Agreement. I agree that I shall be subject to the jurisdiction of any state or federal court sitting in Wilmington, Delaware (the “Court”), for the purpose of determining whether I have complied with the terms of this Undertaking, I submit myself to the jurisdiction of that Court for the sole purpose of determining such questions, and I appoint the Register in Chancery as my agent for service of process with respect to matters arising under the Agreement and this Undertaking.

Dated	Name:
Title:

7

EXHIBIT B

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 TEL: (650) 470-4500 FAX:(650) 470-4570 www.skadden.com January 26, 2017

FIRM/AFFILIATE OFFICES

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

NEW YORK

WASHINGTON, D.C.

WILMINGTON

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

BY E-MAIL

Abrams & Bayliss LLP

20 Montchanin Road

Suite 200

Wilmington, Delaware 19807

Attention: Kevin G. Abrams

E-mail: Abrams@AbramsBayliss.com

Dear Mr. Abrams:

Reference is made to the letter (the “Demand Letter”) dated January 19, 2017 from T.J. Rodgers (“Mr. Rodgers”) to Cypress Semiconductor Corporation (the “Company”), demanding, pursuant to Section 220 (“Section 220”) of the Delaware General Corporation Law (“DGCL”), the right to inspect certain books, records and documents of the Company and to make and/or receive copies or extracts therefrom. We are counsel to the Company and are responding on its behalf.

First, with regard to the information referred to in Items 12-18 of the Demand Letter, the Company will make available to Mr. Rodgers certain information, including a current stockholder list (certified by the transfer agent), currently available to the Company and that a stockholder of the Company is entitled to examine under Section 220. The Company has been informed that the costs it will incur in connection with furnishing such information will be $2,500.00. Payment to the Company should be made by certified check, payable to Cypress Semiconductor Corporation, and delivered to Cypress Semiconductor Corporation, care of Pamela Tondreau, Chief Legal Officer at 198 Champion Court, San Jose, CA 95134.

Although the Demand Letter specifically references Section 220, it does not reference or comply with Rule 14a-7 under the Securities Exchange Act of 1934, as amended (“Rule 14a-7”). If the Demand Letter was intended to constitute a demand under Rule 14a-7, we advise you that the request is deficient for such purpose. In particular, the Demand Letter fails to comply with the applicable provisions of Rule 14a-7(c)(2).

Kevin G. Abrams

January 26, 2017

In the event of Mr. Rodgers’ failure to comply promptly with the foregoing provisions of Rule 14a-7, the Company will deem such failure to be a disclaimer of reliance on the provisions of Rule 14a-7. In the event of prompt compliance by Mr. Rodgers with Rule 14a-7, the Company, in turn, will be entitled to make an election to comply with either Rule 14a-7(a)(2)(i) or Rule 14a-7(a)(2)(ii). The Company has not yet made this determination.

To ensure that the information Mr. Rodgers has requested in Items 12-18 is used solely for the purpose described in the Demand Letter and not for any other purpose, the Company is requiring, as a condition to consenting to provide the information, the execution by Mr. Rodgers of an appropriate confidentiality agreement.1 We are enclosing a standard confidentiality agreement for Mr. Rodgers to sign. If you have any questions or comments regarding the confidentiality agreement, please let me know. My e-mail address is kenton.king@skadden.com and my direct phone number is (650) 470-4530. My partner Richard Grossman can be reached at his email address, richard.grossman@skadden.com, or his direct phone number, (212) 735-2116. Following receipt (i) by Skadden, Arps, Slate, Meagher & Flom LLP of the executed confidentiality agreement and (ii) Ms. Tondreau at the Company’s address noted above of a certified check in the amount of $2,500.00, Bruce Goldfarb of Okapi Partners LLC (reachable at (212) 297-0720) will make available to Mr. Rodgers the information referred to above.

Second, I direct your attention to the Company’s quarterly report filed on Form 10-Q dated August 9, 2016, for the requested copy of the Company’s bylaws.

Third, no date has been set for the Company’s 2017 annual meeting of stockholders. A date will be set and properly noticed in accordance with the Company’s bylaws and Delaware law. For this reason, the Company will not produce any documents related to Mr. Rodgers’ request for documents “[t]o determine when the Company’s 2017 Annual Meeting of stockholders will be held.”

Finally, with regard to the information referred to in Items 1-10 of the Demand Letter, Mr. Rodgers is not entitled under Delaware law to inspect the

[1]	Although the Demand Letter acknowledges the need for confidentiality and your proposed confidentiality agreement specifies that any litigation in which any disclosed documents is used must be in the Delaware Court of Chancery, the Company also requires that any such documents would also be incorporated by reference in any complaint. See Amalgamated Bank v. Yahoo! Inc., 132 A.3d 752, 796 (Del. Ch. 2016).

Kevin G. Abrams

January 26, 2017

Company’s books and records for his remaining stated purposes because he has set forth no credible basis to infer that a non-exculpated breach of fiduciary duty has occurred. See Se. Pa. Transp. Auth. v. Abbvie Inc., C.A. Nos. 10374-VCG, 10408-VCG, 2015 WL 1753033, at *13 (Del. Ch. Apr. 15, 2015), aff’d, 132 A.3d 1 (Table), 2016 WL 235217 (Del. Jan. 20, 2016). When a stockholder fails to set forth any credible basis to infer “mismanagement, waste or wrongdoing may have occurred,” as Mr. Rodgers has done here, a books and records demand is properly denied. Seinfeld v. Verizon Commc’ns, Inc., 909 A.2d 117, 118, 123 (Del. 2006) (citation omitted).

Delaware law is clear that the speculation and conjecture set forth in the Demand Letter does not satisfy the “credible basis” standard. La. Mun. Police Emps. Ret. Sys. v. Lennar Corp., C.A. No. 7314-VCG, 2012 WL 4760881, at *5 (Del. Ch. Oct. 5, 2012) (denying demand for books and records where the plaintiff “presented only a chain of inferences that never amount to more than speculation”).

The Demand Letter’s assertions that Ray Bingham has a conflict of interest because of his association with Canyon Bridge Capital Partners (“Canyon Bridge”) are unsupported, including for the following reasons:

•	The Demand Letter fails to explain how the Company’s decision not to acquire Lattice Semiconductor Corporation (“Lattice”) was anything other than a proper exercise of the board’s business judgment. See Seinfeld, 909 A.2d at 120 (“[A] disagreement with the business judgment of [a company’s] board of directors or its compensation committee is not evidence of wrongdoing and [does] not satisfy [a stockholder’s] burden under Section 220.”).

•	As Mr. Rodgers is fully aware because he was President and CEO and a director at the time, any potential interest the Company had in Lattice ended in early February of 2016. All contacts with representatives of Lattice following such date consisted solely of one-way outreach to the Company by Lattice’s financial advisors.

•	Also as Mr. Rodgers is fully aware and as described in the Company’s Form 8-K furnished on August 12, 2016 (available at: www.sec.gov), Mr. Bingham did not become Executive Chairman of the Company until August 10, 2016, a full six months after the Company terminated preliminary discussions with Lattice.

•	While the Company has no firsthand knowledge, the Lattice preliminary proxy statement (available at: www.sec.gov) clearly indicates that Lattice did not begin discussions with the parties that would later become Canyon Bridge until late August of 2016.

Kevin G. Abrams

January 26, 2017

•	As Mr. Rodgers is no doubt aware, Canyon Bridge is simply an investment vehicle without any operating history in the semiconductor industry. Furthermore, we do not believe that Canyon Bridge currently has an ownership interest in any semiconductor companies. This explains why the Demand Letter fails to set forth any facts showing that it competes directly with the Company.

•	Mr. Bingham joined Canyon Bridge as a partner in December 2016 only after Canyon Bridge had announced its acquisition of Lattice on November 3, 2016.

•	Mr. Bingham is not one of two Managing Partners of Canyon Bridge. As indicated on its website (canyonbridge.com), the Managing Partner of Canyon Bridge is Benjamin Chow.

•	As I communicated to Mr. Rodgers’ counsel, Kit Kaufman of Latham & Watkins, notwithstanding the press release issued by Canyon Bridge at the announcement of the Lattice transaction that could lead one to conclude otherwise, Mr. Bingham was not involved in sourcing the transaction, due diligence or negotiating the terms of the transaction with Lattice. Moreover, Mr. Bingham discussed joining Canyon Bridge with the Company’s board and outside counsel before joining Canyon Bridge.

•	An independent director and the Company’s outside counsel interviewed the Managing Director of Canyon Bridge to confirm that Mr. Bingham was not involved in sourcing the transaction, due diligence or negotiating the terms of the transaction with Lattice.

The Company’s board of directors is composed of seven directors, all of whom are protected by a Section 102(b)(7) exculpatory provision. A majority of these directors are indisputably independent and disinterested with respect to the matters set forth in the Demand Letter. And Mr. Rodgers has set forth no credible basis to suspect that a majority of the board was improperly interested in any transaction or otherwise acted in bad faith. As a result, the Demand Letter has set forth no potentially justiciable claims to investigate and therefore fails to establish a permissible use for the remaining documents it seeks. See Abbvie Inc., C.A. Nos. 10374-VCG, 10408-VCG, 2015 WL 1753033, at *1 (rejecting Section 220 demand that “failed to establish a credible basis to believe that the directors have acted disloyally here – that is, were interested in the transaction, not independent, or were acting in bad faith.”).2

[2]	To the extent that Mr. Rodgers challenges Mr. Bingham’s compensation, such compensation decisions are “protected by the presumptions of the business judgment rule.” See Friedman v. Dolan, C.A. No. 9425-VCN, 2015 WL 4040806, at *5 (Del. Ch. June 30, 2015). To overcome the business judgment rule, a stockholder “must show either that the board or committee that approved the compensation lacked independence” or “that the board or committee lacked good faith in making the award.” Id. (citation omitted). Yet, as stated above, the Demand Letter fails to set forth any basis to doubt the independence, disinterestedness or good faith of any board member.

Kevin G. Abrams

January 26, 2017

Even if the Demand Letter set forth a proper purpose (and it does not), the requests are overbroad. See Sec. First Corp. v. U.S. Die Casting & Dev. Co., 687 A.2d 563, 570 (Del. 1997) (explaining that a Section 220 demand should be made “with rifled precision” as to the books and records it seeks).

Mr. Rodgers recently transitioned out of the Company with dignity and due respect for his role as founder and his many contributions to the Company. We are disappointed that Mr. Rodgers has chosen to air his grievances in this manner and to unfairly malign the integrity of Cypress, its directors and its executives. Most importantly, we do not see how these accusations further the cause of its shareholders, customers or employees. That said, we are willing to discuss any of the foregoing points with you should you believe that it would be productive.

By responding to the Demand Letter, the Company is not waiving any rights, claims or defenses, particularly with respect to Mr. Rodgers’ standing as a stockholder, or whether Mr. Rodgers has stated a proper purpose or otherwise properly made a books and records demand.

Sincerely,

/s/ Kenton J. King
Kenton J. King

Kevin G. Abrams

January 26, 2017

cc:	Bruce Goldfarb

Okapi Partners LLC

1212 Ave of the Americas

24th Floor

New York, NY 10036

Pamela Tondreau

Chief Legal Officer

Cypress Semiconductor Corporation

198 Champion Court

San Jose, CA 95134

T.J. Rodgers

575 Eastview Way

Woodside, CA 94602

SUPPLEMENTAL INFORMATION PURSUANT TO RULE 3(A) OF THE RULES OF THE COURT OF CHANCERY

The information contained herein is for the use by the Court for statistical and administrative purposes only. Nothing stated herein shall be deemed an admission by or binding upon any party.

1.	Caption of Case:

T.J. Rodgers v. Cypress Semiconductor Corporation

2.	Date Filed: January 27, 2017

3.	Name and address of counsel for plaintiff(s):

Kevin G. Abrams, Esq. (#2375)

J. Peter Shindel, Jr., Esq. (#5825)

April M. Ferraro, Esq. (#6152)

Abrams & Bayliss, LLP

20 Montchanin Road, Suite 200

Wilmington, DE 19807

4.	Short statement and nature of claim asserted:

Action seeking to compel inspection and copying of corporate books, records and stocklist materials in order to (i) investigate breaches of fiduciary duty by the Company’s Executive Chairman and its Board of Directors; (ii) identify what steps, if any, the Board has taken to remedy these breaches; and (iii) determine if, and what, additional steps need to be taken to protect the Company from harm associated with these breaches.

5.	Substantive field of law involved (check one):

☐ Administrative law	☐ Labor law	☐ Trusts, Wills and Estates
☐ Commercial law	☐ Real Property	☐ Consent trust petitions
☐ Constitutional law	☐ 348 Deed Restriction	☐ Partition
☒ Corporation law	☐ Zoning	☐ Rapid Arbitration (Rules 96,97)
☐ Trade secrets/trade mark/or other intellectual property		☐ Other

6.	Related cases, including any Register of Wills matters (this requires copies of all documents in this matter to be filed with the Register of Wills):

7.	Basis of court’s jurisdiction (including the citation of any statute(s) conferring jurisdiction):

8 Del. C. § 220

8.	If the complaint seeks preliminary equitable relief, state the specific preliminary relief sought.

9.	If the complaint seeks a TRO, summary proceedings, a Preliminary Injunction, or Expedited Proceedings, check here . (If #9 is checked, a Motion to Expedite must accompany the transaction.)

10.	If the complaint is one that in the opinion of counsel should not be assigned to a Master in the first instance, check here and attach a statement of good cause.

/s/ J. Peter Shindel, Jr.
J. Peter Shindel, Jr. (#5825)

Additional Information and Where to Find It

T.J. Rodgers is the co-founder of the Cypress Semiconductor Corporation (the “Company”). Rodgers, J. Daniel McCranie and Camillo Martino are participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. Rodgers intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting. No decision has been made by the participants at this time as to any response by the participants to the Company’s consent solicitation relating to certain corporate governance changes.

Rodgers owns or controls voting of 8,625,619 shares of the Company’s common stock. Neither of the other participants owns or controls voting of any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing his definitive Proxy Statement with the SEC, Rodgers intends to mail the definitive Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive Proxy Statement and any other documents filed by Rodgers with respect to the Company with the SEC in connection with the Annual Meeting or, if applicable, any response by the participants to the Company’s consent solicitation, at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from Rodgers’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

About T.J. Rodgers

T.J. Rodgers co-founded Cypress Semiconductor Corporation in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of its Board of Directors until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.